SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 22, 1997



                      Safety Components International, Inc.
             (Exact name of registrant as specified in its charter)



                Delaware                       0-23938
    (State or other jurisdiction of     (Commission File Number)
             incorporation)


                                  33-0596831
                      (IRS Employer Identification Number)


         3190 Pullman Street, Costa Mesa, CA               92626
       (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code:  (714) 662-7756


                                Not Applicable
       (Former name or former  address,  if changed  since last report.)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

              (a) Pursuant to a definitive Stock Purchase Agreement, dated as of May 22, 1997, Safety Components International, Inc., a Delaware corporation (the "Company"), acquired (the "Valentec Acquisition") all of the outstanding stock of Valentec International Corporation, a Delaware corporation ("Valentec") from Robert A. Zummo, Francis X. Suozzi and the Valentec International Corporation Employee Stock Ownership Plan. Valentec is a high volume manufacturer of stamped and precision machine products in the automotive, commercial and defense industries, including the manufacture of belted links for small to medium caliber ammunition and other defense-related industries. Valentec was the Company's largest shareholder immediately prior to the Valentec Acquisition owning approximately 27% of the issued and outstanding shares of the Company's Common Stock. Immediately prior to the Valentec Acquisition, Robert A. Zummo, the President and Chief Executive Officer of the Company, was also the President, Chief Executive Officer and majority shareholder of Valentec, and Francis X. Suozzi, a consultant to and a director of Valentec and a director of the Company, was a minority shareholder of Valentec. The consideration paid to the shareholders of Valentec in connection with the Valentec Acquisition consisted of an aggregate of 1,369,200 newly issued shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, which is approximately equal to the number of shares of Common Stock held by Valentec. The shares of Common Stock held by Valentec have become treasury shares and are not considered outstanding. Therefore, there has been no increase in the Company's outstanding shares as a result of the Valentec Acquisition. Robert A. Zummo now beneficially owns, directly, approximately 20% of the outstanding Common Stock of the Company. Valentec's indebtedness was approximately $11.7 million as of May 22, 1997 of which approximately $7.6 million has been repaid or will be repaid in the near term. The sources of the funds used by the Company and Valentec to pay such $7.6 million of indebtedness consisted of funds obtained under the Company's revolving line of credit with Keybank National Association, a mortgage financing on the Company's Czechoslovokian facility, a capital lease financing with Transamerica Business Credit Corp. and working capital.

               The purchase price for the Valentec Acquisition was negotiated between Valentec and a special committee consisting of independent members of the Board of Directors of the Company. The special committee was advised by independent legal counsel and an independent financial advisor. The Company's Board of Directors received an opinion from the special committee's financial advisor as to the fairness from a financial point of view of the consideration received by the Company to the Company's shareholders other than Valentec.


     (b) Valentec is a high volume manufacturer of stamped and precision machine products in the automotive, commercial and defense industries, including the manufacture of belted links for small to medium caliber ammunition and other defense-related industries. The Company currently intends that Valentec will continue in the same businesses.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The financial statements required to be filed by Item 7(a) of this Form 8-K will be filed by the Company within 60 days after the date that this Form 8-K is filed with the Securities and Exchange Commission.

         (b) The pro forma financial information required to be filed by Item 7(b) of this Form 8-K will be filed by the Company within 60 days after the date that this Form 8-K is filed with the Securities and Exchange Commission.

         (c)  Exhibits.
                           10.31 Stock Purchase Agreement, dated as of May 22, 1997, by and among Robert A. Zummo, Francis X. Suozzi, the Valentec International Employee Stock Ownership Plan and Safety Components
                                    International, Inc.

                           10.32 Registration Rights Agreement, dated as of May 22, 1997, by and among Robert A.
                                    Zummo,   Francis  X.  Suozzi,  the  Valentec
                                    International   Employee   Stock   Ownership
                                    Plan and Safety Components International,
                                    Inc.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SAFETY COMPONENTS INTERNATIONAL, INC.



                                      By: /s/ JEFFREY J. KAPLAN
                                          -------------------------------------
                                          Name:  Jeffrey J. Kaplan
                                          Title:   Executive Vice President and
                                                      Chief Financial Officer

Date: June 6, 1997


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                                INDEX TO EXHIBITS


Exhibit No.                                                            Page No.


10.31 Stock Purchase Agreement, dated as of May 22, 1997, by and among Robert A. Zummo, Francis X. Suozzi, the Valentec International Employee Stock Ownership
                Plan and Safety Components International, Inc.


10.32 Registration Rights Agreement, dated as of May 22, 1997, by and among Robert A. Zummo, Francis X. Suozzi, the Valentec International Employee Stock Ownership Plan and Safety Components International, Inc.